Exhibit 4.10
Comments to Exhibits
STATE OF KANSAS   }
Chautauqua County       }      Fee: $160.00
This instrument was filed for record this 10 day of August  , 2006 at 2:20 o’clock PM and duly recorded in book 132 of records on page 715
Amount of Indebtedness :$ See Affidavit
Registration Tax: $ See Affidavit
Number: 7593
Laura C. Beeson

REGISTER OF DEEDS
First Amendment to
Mortgage, Deed of Trust, Security Agreement,
Financing Statement and Assignment of Production
     This FIRST AMENDMENT TO MORTGAGE, DEED OF TRUST, SECURITY AGREEMENT, FINANCING STATEMENT AND ASSIGNMENT OF PRODUCTION (hereinafter called the “Amendment”) is dated effective as of July 31, 2006, from QUEST CHEROKEE, LLC, a Delaware limited liability company (“Mortgagor”), whose mailing address is 9520 North May. Suite 300, Oklahoma City, Oklahoma 73120 to GUGGENHEIM CORPORATE FUNDING, LLC, as Collateral Agent (as defined in the Mortgage) for Secured Parties (as defined in the Mortgage) (“Mortgagee”) whose address is 135 East 57th Street, 23rd Floor, New York, New York, 10022.
W I T N E S S E T H
RECITALS
     A. Mortgagor has heretofore executed in favor of Mortgagee a certain Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment of Production (as amended from time to time, the “Mortgage”), dated and recorded as set forth on Schedule I attached hereto and made a part hereof for all purposes, and covering the Mortgaged Properties described on Exhibit A attached hereto and made a part hereof for all purposes. Capitalized terms used herein but not otherwise defined shall have the respective meanings set forth in the Mortgage; and
     B. The Mortgage was executed and delivered to secure the payment and performance of certain indebtedness and other obligations of Mortgagor, as more fully described in the Mortgage pursuant to the terms and conditions of that certain Senior Revolving Credit Agreement dated as of November 14, 2005, by and among Mortgagor and Quest Resource Corporation, collectively as borrower, the Senior Lenders, and Mortgagee, as Administrative Agent for the Senior Lenders (as such may be amended, modified or restated from time to time, the “Senior Revolving Credit Agreement”) and that certain Second Lien Term Loan Agreement, dated as of November 14, 2005, by and among Mortgagor and Quest Resource Corporation, collectively as borrower, the Subordinate Lenders, and Mortgagee, as Administrative Agent for the Subordinate Lenders (as such may be amended, modified or restated from time to time, the “Second Lien Term Loan Agreement,” the Senior Revolving Credit Agreement and Second Lien Term Loan Agreement are herein referred to as the “Original Credit Agreement”); and
     C. Mortgagor and Quest Resource Corporation, collectively as borrower, the lenders from time to time party thereto (the “Third Lien Lenders”), and Mortgagee, as Administrative Agent for the Third Lien Lenders have entered into that certain Third Lien Term Loan Agreement (as such may be amended, modified or restated from time to time, the “Third Lien Term Loan Agreement”, and, together with the Original Credit Agreement, the “Credit Agreement”), dated as of June 9, 2006, whereby the Third Lien Lenders have advanced an additional Seventy Five Million Dollars ($75,000,000) to Mortgagor and pursuant to which Mortgagee has required that Mortgagor amend the Mortgage as herein provided.
     D. Mortgagor desires to mortgage, grant, and convey unto Mortgagee as additional security those interests in oil and gas leaseholds described in Exhibit B hereto, which is incorporated by reference herein, and the parties desire that the Mortgage be amended to reflect the addition of such properties.
     THEREFORE, in order to comply with the terms and conditions of the Credit Agreement and for other good and sufficient consideration received, Mortgagor does hereby modify, amend, and ratify the Mortgage as set forth herein:
ARTICLE I
AMENDMENT
     1.1 The definition of “Credit Agreement” in Section 1.1 of the Mortgage is hereby deleted in its entirety and replaced with the following:
     “Credit Agreement” means collectively (i) that certain Senior Revolving Credit Agreement, dated as of November 14, 2005 (as amended, modified or restated from time to time), by and among Mortgagor and Quest Resource Corporation, collectively as borrower, the Senior Lenders, and Guggenheim Corporate Funding, LLC, as Administrative Agent for the Senior Lenders, (ii) that certain Second Lien Term Loan Agreement, dated as of November 14, 2005 (as amended, modified or restated from time to time), by and among Mortgagor and Quest Resource Corporation, collectively as borrower, the Subordinate Lenders, and Guggenheim Corporate Funding, LLC, as Administrative Agent for the Subordinate Lenders, and (iii) that certain Third Lien Term Loan Agreement, dated June 9, 2006 (as amended, modified or restated from time to time, the “Third Lien Term Loan Agreement”) by and among Mortgagor and Quest Resource Corporation, collectively as borrower, each of the Third Lien Lenders from time to time party thereto, and Guggenheim Corporate Funding, LLC, as Administrative Agent for the Third Lien Lenders.”
     1.2 The definition of “Intercreditor Agreement” in Section 1.1 of the Mortgage is hereby deleted in its entirety and replaced with the following:
     ““Intercreditor Agreement” means that certain Intercreditor Agreement dated as of November 14, 2005 (as amended, modified or restated from time to time), between the Senior Lenders, the Subordinate Lenders, the Administrative Agents under the Original Credit Agreement and such other parties from time to time a party thereto.”
     1.3 The definition of “Secured Parties” in Section 1.1 of the Mortgage is hereby deleted in its entirety and replaced with the following:
     ““Secured Parties” means, collectively, the Administrative Agents under the Credit Agreement, each other Agent, the Senior Lenders, the Subordinate Lenders, the Third Lien Lenders and each party to a Swap Agreement that is included within the definition of Secured Indebtedness.”

     1.4 The following definition is inserted in Section 1.1 of the Mortgage where appropriate:
     “Third Lien Lenders” means the Lenders, as defined under the Third Lien Term Loan Agreement.”
     1.5 Section 7.16 of the Mortgage is deleted in its entirety and replaced with the following:
     “Future Advances; Maximum Secured Amount. This Mortgage covers not only the proceeds of the Loans, but all advances hereafter made by Lenders to or for the benefit of Mortgagor (the “Future Advances”), including, without limitation, any amounts advanced by Lenders in satisfying, on Mortgagor’s behalf, any of Mortgagor’s Obligations, and any advances made in accordance herewith by Mortgagee or any Secured Party to protect its security, and any other advances by Mortgagee or any Secured Party, which shall not in the aggregate exceed $275,000,000. The maximum amount secured hereby may be advanced and repaid, and again advanced and repaid from time to time, in Secured Parties’ sole and absolute discretion, and this Mortgage shall become enforceable upon recording and shall have priority over all other parties whose rights arose after the recording hereof, with respect to all funds advanced by any Secured Party to Mortgagor, regardless of whether such funds were advanced before or after the arising of such other party’s rights. Nothing herein shall be interpreted as requiring any Secured Party to make any Future Advances hereunder. The maximum amount secured by this Mortgage at any one time shall be $275,000,000.”
ARTICLE II
ADDITIONS TO MORTGAGED PROPERTIES
     2.1 Mortgagor, for and in consideration of the sum of One Dollar ($1.00) and other valuable considerations and for the purpose of further security for the payment of the indebtedness, liabilities, and obligations set forth in the Mortgage, and in any amendments or supplements thereto, has granted, bargained, sold, conveyed, mortgaged, and warranted, and does by these presents grant, bargain, sell, convey, mortgage, and warrant, unto Mortgagee, its successors in title and assigns, with power of sale (to the extent permitted by applicable law), with warranties and covenants of title only to the extent provided in the Mortgage and in the Credit Agreement, all of Mortgagor’s right, title and interest, whether now owned or hereafter acquired, in all of the hereinafter described properties, rights and interests; and, insofar as such properties, rights and interests consist of equipment, general intangibles, accounts, contract rights, inventory, goods, chattel paper, instruments, documents, money, fixtures, as-extracted collateral, proceeds and products of collateral or any other Personal Property of a kind or character defined in or subject to the applicable provisions of the Code, Mortgagor hereby grants to Mortgagee a security interest therein, whether now owned or hereafter acquired, namely:
     (1) all of those certain Oil and Gas Leases and Lands (all such Oil and Gas Leases and Lands being, from and after the date of this Amendment, included within the term “Subject Interests” as used in the Mortgage and herein) which are described in Exhibit B and/or to which reference may be made in Exhibit B and/or which are covered by any of the leases described in Exhibit B, which Exhibit B is, from and after the date of this Amendment, made a part of the Mortgage for all purposes, and is incorporated herein by reference as fully as if copied at length in the body of this Amendment at this point;

     (2) all rights, titles and estates now owned or hereafter acquired by Mortgagor in and to (A) any and all properties now or hereafter pooled or unitized with any of the Subject Interests described above, and (B) all presently existing or future operating agreements and unitization, communitization and pooling agreements and the units operated thereby to the extent the same relate to all or any part of the Subject Interests described above, including, without limitation, all units formed under or pursuant to any applicable laws (the rights, titles, interests and estates described in this clause (B) also being, from and after the date of this Amendment, included within the term “Subject Interests” as used in the Mortgage and herein);
     (3) all presently existing and future agreements entered into between Mortgagor and any third party that provide for the acquisition by Mortgagor of any interest in any of the properties or interests specifically described in Exhibit B or which relate to any of the properties or interests specifically described in Exhibit B;
     (4) the Hydrocarbons (including inventory) which are in, under, upon, produced or to be produced from or attributable to the Lands described above from and after the date of this Amendment;
     (5) the Accounts and the Contract Rights pertaining to any of the aforesaid;
     (6) the Operating Equipment pertaining to any of the aforesaid;
     (7) the Well Data pertaining to any of the aforesaid;
     (8) the rights and security interests of Mortgagor held by Mortgagor to secure the obligation of the first purchaser to pay the purchase price of the Hydrocarbons described above;
     (9) all surface leases, rights-of-way, franchises, easements, servitudes, licenses, privileges, tenements, hereditaments, and appurtenances now existing or in the future obtained in connection with any of the aforesaid, and all other items of value and incident thereto which Mortgagor may, at any time, have or be entitled to; and
     (10) all or any different and additional rights of any nature, of value or convenience in the enjoyment, development, operation or production in any wise, of any property or interest included in any of the foregoing clauses, and in all revenues, income, rents, issues, profits and other benefits arising therefrom or from any contract now in existence or hereafter entered into pertaining thereto, and in all rights and claims accrued or to accrue from the removal by anyone of Hydrocarbons from, or other act causing damage to, any of such properties or interests.
     From and after the date of this Mortgage, (a) all of the aforesaid properties, rights and interests, together with any and all substitutions, replacements, corrections or amendments thereto, or renewals, extensions or ratifications thereof, or of any instrument relating thereto, and together with any additions thereto which may be subjected to the Lien of the Mortgage by means of any amendments or supplements thereto, shall be included within the term “Mortgaged Property” as used in the Mortgage and herein, and (b) all references in the Mortgage to “Exhibit A” shall be deemed to be references to both Exhibit A and Exhibit B hereto.
     Subject, however, to (i) Permitted Encumbrances, and (ii) the condition that Mortgagee shall not be liable in any respect for the performance of any covenant or obligation of Mortgagor with respect to the Mortgaged Property.

     TO HAVE AND TO HOLD the Mortgaged Property unto Mortgagee and its successors, legal representatives and assigns, forever, subject to Section 7.3 of the Mortgage, to secure, in each such instance, the payment and performance of the Secured Indebtedness and the Obligations.
ARTICLE III
REPRESENTATIONS, WARRANTIES AND COVENANTS
     3.1 As partial consideration for the modifications and amendments made hereby, and without limiting the representations, warranties, covenants and agreements contained in the Credit Agreement, the Mortgage, or any of the Loan Documents, Mortgagor represents and warrants to, and covenants and agrees with, the Mortgagee so long as the Indebtedness, or any part thereof, remains unpaid, as follows:
     (a) Mortgagor affirms the representations, warranties, covenants and agreements in the Mortgage as of the date of this Amendment;
     (b) The Mortgagee’s execution and delivery of this instrument is not intended to, and shall not be construed as, a waiver or an estoppel of any of the Mortgagee’s rights or remedies under the Mortgage as modified and amended hereby;
     (c) The liens and security interests granted, conveyed and assigned under the Mortgage as amended hereby, are and remain first priority perfected liens and security interests securing payment of all of Mortgagor’s Obligations under the Credit Agreement, and
     (d) From time to time, as requested, Mortgagor shall execute and deliver to Mortgagee such other and further documents and instruments evidencing and pertaining to the Credit Agreement, the Mortgage, the Notes, or any other Loan Documents, or any other instrument related to or executed in connection with any other of the foregoing documents.
ARTICLE IV
MISCELLANEOUS PROVISIONS
     4.1 The terms, provisions, covenants and conditions hereof shall be binding upon, and inure to the benefit of, Mortgagor, Mortgagee, and their respective successors, legal representatives, and assigns, subject to the restrictions on assignment set forth in the Credit Agreement.
     4.2 This Amendment shall be considered as a modification, amendment and ratification of the Mortgage, and the Mortgage, as herein expressly modified and amended, is hereby ratified, approved and confirmed in every respect. This instrument shall not constitute or be deemed to be a novation or discharge of the Mortgage or any indebtedness secured thereby. All liens and security interest created, extended or renewed by the Mortgage are hereby extended, renewed and carried forward by this instrument and incorporated herein. All references to the Mortgage in any documents heretofore or hereafter executed shall be deemed to refer to the Mortgage as modified and amended hereby.
     4.3 For the convenience of the parties, and for purposes of recordation, this Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed an original, and all of which are identical except that, to facilitate recordation of this Mortgage in any particular county, a counterpart of this Amendment may have annexed thereto as Exhibit A and Exhibit B, only the portions or divisions containing specific descriptions of the Mortgaged Property relating to the Oil and Gas Leases and Lands located in such county and may omit counterpart portions of Exhibit A and

Exhibit B which describe properties situated in counties other than the county in which such counterpart is to be recorded. Whenever a recorded counterpart of this Amendment contains specific descriptions which are less than all of the descriptions contained in any full counterpart lodged with Mortgagee, the omitted descriptions are hereby included by reference in such recorded counterpart as if such recorded counterpart conformed to any full counterpart lodged with Mortgagee.
     THIS INSTRUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES AND STATE OF TEXAS, EXCEPT TO THE EXTENT REQUIRED BY LOCAL LAW OF THE STATE WHEREIN MORTGAGED PROPERTIES ARE LOCATED.
     NOTICE: THIS AMENDMENT AND ALL OTHER DOCUMENTS RELATING TO THE CREDIT AGREEMENT CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE SUPERSEDED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
[SIGNATURE PAGE FOLLOWS]

EXECUTED on and effective as of the date first written above.

MORTGAGOR:

QUEST CHEROKEE, LLC,
a Delaware limited liability company

By	/s/ Jerry D. Cash
Name: Jerry D. Cash
Title: Manager

STATE OF OKLAHOMA	§
§
COUNTY OF OKLAHOMA	§
     This instrument was acknowledged before me on this 31 day of July, 2006, by Jerry D. Cash, Manager of Quest Cherokee, LLC, on behalf of said limited liability company.

/s/ Bree M Stewart
Notary Public in and for the State of Oklahoma

My Commission Expires:
7/27/09

(SEAL)	(SEAL)
[Additional Signature Page Follows]
Mortgagor’s Signature Page — First Amendment to
Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment of Production

MORTGAGEE:

GUGGENHEIM CORPORATE FUNDING, LLC,

By	/s/ Todd Boehly
Name: Todd Boehly
Title: Managing Partner

STATE OF NEW YORK	§
§
COUNTY OF NEW YORK	§
     This instrument was acknowledged before me on this 14 day of July, 2006, by Todd Boehly, Managing partner of Guggenheim Corporate Funding, LLC, on behalf of said limited liability company.

/s/ Emily Curtis
Notary Public in and for the State of New York

My Commission Expires:
10/31/09

(SEAL)
Emily Curtis
Notary Public, State of New York
No. 01CU6136150
Qualified in Kings County
Commission Expires Oct. 31, 2009
Mortgagee’s Signature Page — First Amendment to
Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment of Production

SCHEDULE I
TO
FIRST AMENDMENT TO MORTGAGE, DEED OF TRUST, SECURITY AGREEMENT,
FINANCING STATEMENT AND ASSIGNMENT OF PRODUCTION

	Filing	Filing
Document	Jurisdiction	Date	Recording Information
Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment of Production	Chautauqua County, KS	11/14/2005	Book 129, Page 442

Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment of Production	Elk County, KS	11/14/2005	Book 114, Page 700

Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment of Production	Labette County, KS	11/14/2005	Book 26, Page 358, #0022983

Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment of Production	Montgomery County, KS	11/14/2005	Book 553, Page 81

Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment of Production	Neosho County, KS	11/14/2005	Volume 358, Page 1

Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment of Production	Wilson County, KS	11/14/2005	Book 290, Page 258

Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment of Production	Woodson County, KS	11/14/2005	Book 99, Page 198

Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment of Production	Craig County, OK	11/14/2005	Book 0546, Page 665

Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment of Production	Nowata County, OK	11/14/2005	Book 0737, Page 1
Schedule I— First Amendment to
Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment of Production